Exhibit 2
                             Joint Filing Agreement



     The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock, par value $0.01 per share, of Bristol West Holdings, Inc., a Delaware corporation, is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated:  April 9, 2007         FARMERS GROUP, INC.



                              By: /s/ F. Robert Woudstra
                                 -----------------------------------------------
                                 Name:   F. Robert Woudstra
                                 Title:  President and Chief Operating Officer


Dated:  April 9, 2007         BWH ACQUISITION COMPANY


                              By: /s/ F. Robert Woudstra
                                 -----------------------------------------------
                                 Name:   F. Robert Woudstra
                                 Title:  Vice President